EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2000, except as to the first paragraph of Note 18, which is as of April 12, 2000 relating to the financial statements of Black Warrior Wireline Corp., which appears in Black Warrior Wireline Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 1999.


/s/ Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP

Memphis, TN
March 21, 2001